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                                                                    EXHIBIT 99.3


      CERTIFICATION OF EDWARD J. LYSEN, CHIEF FINANCIAL OFFICER OF ADVANCED
                   ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the annual report on Form 10-Q (the "Form 10-Q") for the quarter ended March 31, 2003 of Advanced Environmental Recycling Technologies, Inc. (the "Issuer").

I, Edward J. Lysen, the chief financial officer of Issuer, certify that, to the best of my knowledge:

         (i) the Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

Dated:  May 15, 2003
                                                 /s/ EDWARD J. LYSEN
                                         ---------------------------------------
                                                    Edward J. Lysen
                                                 Chief Financial Officer